Exhibit 10.2

NON-STATUTORY STOCK OPTION AGREEMENT

         THIS AGREEMENT is made as of «STARTDATE» (the “Grant Date”) between E-Z-EM, Inc. (the “Company”) and «FIRSTNAM» «LASTNAM» (the “Optionee”). Terms used but not defined herein have the same meaning as in the Company’s 2004 Stock and Incentive Award Plan (the “Plan”) unless the context suggests otherwise. All references to Sections in this Agreement refer to Sections of this Agreement unless otherwise indicated.

         1. The Company hereby grants to the Optionee a Non-Statutory Stock Option to purchase «NOOPTIONS» shares of Common Stock subject to the terms and conditions of this Agreement and the Plan (the “Option”). The terms and conditions of the Plan have been or are being delivered to the Optionee and are incorporated herein by this reference. In the event of any conflict between this Agreement and the Plan, the Plan shall control. The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Code.

         2. (a) The purchase price per share subject to the Option is «PRICE». The purchase price may be paid in whole or in part (i) in money, (ii) by bank-certified, cashier’s or personal check subject to collection, (iii) by a stockbroker-assisted exercise procedure that complies with the Plan and any additional terms and conditions that the Committee may at any time impose, or (iv) in shares of Common Stock which have been owned by the Optionee for at least six months or which were acquired on the open market and which are surrendered to the Company actually or by attestation. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise.

                   (b) At no time may the Option be exercised for fewer than 100 of the shares that are subject to the Option unless the Option is exercisable pursuant to the other provisions of this Agreement only with respect to fewer than 100 shares at that time, in which case the Option may be exercised only for the full balance of the shares with respect to which the Option is exercisable at that time.

         3. (a) The Option shall expire on «EXPIRES» (the “Expiration Date”), unless before that date it terminates in accordance with the terms and conditions of this Agreement or is cancelled in accordance with Section 9(f) of the Plan. If the Option has not expired, terminated or been cancelled during the Optionee’s employment by the Company and its Subsidiaries, it shall terminate on cessation of such employment to the extent that it is not exercisable thereafter pursuant to Section 7 or 8. Subject to Section 4, to the extent that the Option is exercisable after cessation of such employment pursuant to Section 7 or 8 but is not exercised within the applicable period set forth in Section 7 or 8, the Option shall terminate at the expiration of the applicable period set forth therein. Any provision of this Agreement to the contrary notwithstanding, in no event may the Option be exercised on or after the Expiration Date.

                   (b) For the avoidance of doubt, a transfer of the Optionee from the employ of the Company to the employ of a Subsidiary, or from the employ of a Subsidiary to the employ of the Company or another Subsidiary, shall not be deemed a cessation of employment for purposes of this Agreement, but if the Optionee is employed by a Subsidiary that ceases to be a Subsidiary (for example, because the Company sells or spins off the Subsidiary) and the Optionee is not then employed by the Company or another Subsidiary, the Optionee’s employment by the Company and its Subsidiaries shall be deemed to cease for purposes of this Agreement when the Subsidiary ceases to be a Subsidiary.

                   (c) In the event that, before the Expiration Date, the Company is dissolved or liquidated, or is merged, consolidated or otherwise combined with another corporation and is not the surviving corporation, the Committee may terminate the Option at the time of the transaction without the consent of the Optionee but only if not less than 15 days nor more than 90 days prior to such transaction the Optionee is notified in writing that the Option will terminate at the time of the transaction and that the Optionee will have the right, subject to Section 4, to exercise the Option during the 15 day period (or a specified longer period) prior to the transaction (the “Pre-Transaction Exercise Period”) to the extent hereafter provided. Subject to Section 4 and Section 7(b), the Option shall be exercisable during the Pre-Transaction Exercise Period to the extent of all of the shares that are subject to the Option, irrespective of the provisions of Section 5(a), unless the Optionee is not employed by the Company and its Subsidiaries at the commencement of the Pre-Transaction Exercise Period, in which case to the extent that the Option is exercisable at the time of exercise during the Pre-Transaction Exercise Period pursuant to Section 7 or 8.

         4. In the event the Optionee becomes employed by, associated in any way with, or the beneficial owner of more than 1% of the equity of, any business (other than AngioDynamics, Inc.) which competes, directly or indirectly, with the Company’s business in any geographical area where the Company then does business, or if the Optionee engages in criminal conduct with respect to the Company, a Subsidiary, or any of their property, shareholders, employees, officers or directors, or engages in conduct involving moral turpitude, the Option shall immediately terminate and the Optionee shall have no rights hereunder.

         5. (a) Except as provided otherwise in the Plan, the Option shall become exercisable.

                   (b) Subject to Section 9(f) of the Plan, any portion of the Option which does not expire or terminate in accordance with Section 3 or 4 or become exercisable pursuant to Section 3(c) or Section 5(a) before the date, if any, on which a Change in Control occurs while the Optionee is in the employ of the Company or a Subsidiary, shall become exercisable on that date.

         6. The Option shall not be transferable otherwise than by will or by the laws of descent and distribution or to a Beneficiary and during the lifetime of the Optionee shall be exercisable only by the Optionee.

         7. In the event the Optionee ceases to be employed by the Company and its Subsidiaries for any reason other than death or disability, the Option may be exercised (but only if it has not expired or terminated on or before the date of exercise as provided in Section 3 or 4 and only to the extent that it is exercisable under Section 3(c) or Section 5 on the date such employment ceases) only during the 180 days after the date of such cessation.

                   Notwithstanding the foregoing, (a) if the Optionee dies or becomes disabled within the meaning of Section 8 during the aforementioned 180 day period, then that 180 day period shall be extended for an additional 180 days, and (b) in the event the Optionee’s employment is terminated by the Company or a Subsidiary for cause, the Option shall terminate at the time the Optionee’s employment is so terminated. For this purpose, cause shall mean gross negligence, willful misconduct, criminal activity, conduct involving moral turpitude or a material breach of a written Company or Subsidiary policy, including without limitation the Company’s Code of Business Conduct and Ethics as in effect from time to time; provided that after a Change in Control the Company and its Subsidiaries shall not have cause to terminate the Optionee’s employment (solely for purposes of this Agreement) for any of the foregoing reasons, other than criminal activity or conduct involving moral turpitude, unless (i) the Company gives the Optionee a written notice expressly warning that the conduct in question, which shall be described with particularity in the notice, will constitute cause for purposes of this Agreement if not discontinued within a reasonable period of time after the Optionee receives the written notice (which shall be specified in the written notice and shall not be less than 7 days after the Optionee receives the written notice), and (ii) the Optionee does not discontinue the conduct in question within the period of time specified in the written notice.

         8. In the event the Optionee ceases to be employed by the Company and its Subsidiaries by reason of death or disability, the Option may be fully exercised as to all Shares covered hereby (if it has not expired or terminated on or before the date of exercise as provided in Sections 3 or 4 but regardless of whether it is exercisable under Section 3(c) or Section 5 on the date such employment ceases) only during the one year period after the date of such cessation. “Disability” as used herein means a medical condition that would entitle the Optionee to receive benefits (either immediately or after expiration of a waiting period) under the long-term disability insurance program of the Company that is in effect on the Grant Date, if such program were in effect on the date of such cessation and the Optionee were a participant therein.

         9. Nothing herein or in the Plan shall confer upon the Optionee any right to continue in the employment of the Company or a Subsidiary. Upon the exercise of the Option, the Optionee shall remit to the Company an amount of money sufficient in the judgment of the Company to satisfy all taxes that the Company determines it is required to withhold in connection with the exercise. However, the Optionee may pay the employer’s minimum statutory withholding tax obligation arising from the exercise of the Option (or, if the Committee permits, withholding taxes in excess of the employer’s minimum statutory withholding tax obligation) by having the Company withhold shares of Common Stock being acquired upon such exercise, which shall be valued for this purpose at their Fair Market Value on the date of such withholding.

         10. The Option and the Plan are subject to adjustments, changes and amendments as provided in the Plan.

         11. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Optionee and the Optionee’s Beneficiary, subject to the Plan.

         12. This Agreement will be governed by and construed under the laws of Delaware, without giving effect to the principles of conflicts of laws thereof. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks ahead of or affecting the stock or the rights thereof or convertible into or exchangeable for stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Except as expressly provided in Section 9(f) or 10 of the Plan, the issuance by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of options, rights or warrants to subscribe therefor, or to purchase the same, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to the Option.

         13. The Committee, in its sole and absolute discretion, shall resolve any disputes, claims or interpretive issues arising hereunder and the Committee’s determinations shall be final and uncontestable.

         14. By signing this Agreement the Optionee irrevocably agrees to and accepts the terms and conditions of the Option as set forth or incorporated by reference in this Agreement and the terms and conditions of the Plan applicable to the Option. This Agreement is subject to any rights of the Optionee and obligations of the Company with respect to the Option under the Change in Control Employment Security Agreement, if any, that is in effect between the Company and the Optionee on the Grant Date (the “ESA”). Nothing in this Agreement is intended to enlarge, diminish or otherwise alter or affect any of such rights and obligations. By signing this Agreement, the Optionee confirms and agrees that the first sentence of Section 1 of the ESA (which provides for options held upon a Change in Control (as defined in the ESA) to remain exercisable until the original expiration date without regard to the need to remain employed by the Company) was not and is not intended to override Section 12 of the Company’s 1983 Stock Option Plan (with respect to any options granted to the Optionee under that Plan) or Section 3(c) of this Agreement or Section 9(f) of the Plan (with respect to the Option).

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective from the date first above written.

E-Z-EM, Inc. By: _________________________ __________________________ «FIRSTNAM» «LASTNAM»